As filed with the Securities and Exchange Commission on August 11, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 5, 2026

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Sylvan Way, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Kenneth C. “Casey” Keller as President, Chief Executive Officer and Director

On August 5, 2026, B&G Foods announced that Kenneth C. “Casey” Keller, our President and Chief Executive Officer and a member of our board of directors, would retire effective August 7, 2026. We entered into a retirement agreement with Mr. Keller, pursuant to which he will receive certain retirement benefits, including: (1) salary continuation payments of $2,448,516, which reflects payment of 200% of his annual base salary for one year following his retirement date, (2) continued payment of B&G Foods’ portion of the cost for one year of continued medical and dental coverage pursuant to COBRA, (3) a lump sum payment of $10,000, which reflects the estimated market value of life insurance and disability benefits for one year, and (4) the accelerated vesting on his retirement date of 519,396 shares of restricted stock. Pursuant to the terms of Mr. Keller’s performance share long-term incentive award agreements, upon retirement Mr. Keller is also entitled to pro rata vesting and payment of performance shares, in each case subject to our company’s achievement of performance metrics over the remainder of the applicable performance periods. The retirement agreement also includes customary confidentiality, non-competition, non-solicitation, non-disturbance and non-disparagement provisions and a general release by Mr. Keller of any claims against our company and certain related persons and entities. The full text of the retirement agreement is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Appointment of Robert D. Mills as President and Chief Executive Officer

On August 10, 2026, B&G Foods announced that Robert D. Mills, age 53, a current member of our board of directors, was appointed as our President and Chief Executive Officer, effective immediately.

Mr. Mills, who has been a member of our board of directors since 2018, will continue to serve as a director of our company but he will no longer serve on our board’s nominating and governance committee because as President and Chief Executive Officer he will no longer be an independent director as set forth in the listing standards of the New York Stock Exchange.

Mr. Mills joined B&G Foods from Tractor Supply Company (NASDAQ: TSCO), where he held various senior executive leadership roles with increasing responsibility from 2014 to August 2026, spanning strategy, business operations, digital commerce, technology, artificial intelligence and M&A, with direct P&L accountability. Mr. Mills most recently served as Executive Vice President, Chief Technology Officer, Digital and Pet Services. Prior to joining Tractor Supply Company, Mr. Mills held senior leadership positions at Ulta Beauty Inc. (NASDAQ: ULTA) and Sears Holding Corp. (formerly NASDAQ: SHLD).

There are no arrangements or understandings between Mr. Mills and any other person pursuant to which he was appointed as our President, Chief Executive Officer and a director. There is no family relationship between Mr. Mills and any director, executive officer, or person nominated or chosen by our company to become a director or executive officer of our company. B&G Foods has not entered into any transactions with Mr. Mills that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

In connection with Mr. Mills’ appointment as President and Chief Executive Officer, our company entered into an employment agreement with Mr. Mills on August 10, 2026.

Overview; Base Salary. The employment agreement provides that Mr. Mills will be employed as our President and Chief Executive Officer at an annual base salary of $950,000 or such higher figure as may be determined at an annual review of his performance and compensation by the compensation committee of our board of directors.

Relocation Assistance Payment and Temporary Living and Travel Allowance. Mr. Mills will receive relocation assistance payments totaling $25,000 and a temporary living and travel allowance of $4,166 per month for up to three months.

Sign-On Bonus. On the first payroll date after March 31, 2027, Mr. Mills will receive a one-time lump sum cash sign-on bonus of $500,000. If Mr. Mills terminates his employment voluntarily or is terminated by B&G Foods for cause prior to March 31, 2027, he will not be eligible to receive the sign-on bonus.

Sign-on Restricted Stock Award. On August 10, 2026, Mr. Mills received a one-time grant of 134,408 shares of restricted stock, which was equivalent on the date of grant to $500,000 based on the 30-day average closing stock price through the date of grant. One-third of the restricted stock will vest on each of December 31, 2026, December 31, 2027 and December 31, 2028.

Sign-on Stock Option Award. On August 10, 2026, Mr. Mills received a one-time grant of stock options for 900,000 shares of our company’s common stock. One-third of the options will vest on each of December 31, 2026, December 31, 2027 and December 31, 2028. The exercise price is $3.40 per share, the closing price of our company’s common stock on the date of grant.

Guaranteed Pro Rata Bonus for Fiscal 2026. In lieu of participation in the company’s annual bonus plan for fiscal 2026, Mr. Mills will receive a one-time, lump-sum payment in the amount of $375,000 on the same date in March 2027 that annual bonuses under the company’s annual bonus plan for fiscal 2026 are paid to other senior executives of the company. If Mr. Mills terminates his employment voluntarily or is terminated by B&G Foods for cause prior to such payment date, he will not be eligible to receive such guaranteed pro rata annual bonus payment.

Term. The initial term of the employment agreement commenced on August 10, 2026 and ends on December 31, 2028, subject to automatic one-year extensions, unless earlier terminated. The employment agreement may be terminated by Mr. Mills at any time for any reason, provided that he gives us 60 days’ advance written notice of his resignation, subject to special notice rules in certain instances as described below, including a change in control or a deemed termination “without cause.”

The employment agreement may also be terminated by B&G Foods for any reason, including for “cause” (we must give 60 days’ advance written notice if the termination is without cause). As defined in the employment agreement, a termination for cause includes termination by us due to conviction of a felony or any other crime involving moral turpitude, whether or not relating to Mr. Mills’ employment; habitual unexcused absence from the facilities of B&G Foods; habitual substance abuse; willful disclosure of material confidential information of B&G Foods and/or our subsidiaries or other affiliates or any other material violation of certain restrictive covenants set forth in the employment agreement; intentional violation of conflicts of interest policies established by our board of directors; wanton or willful failure to comply with the lawful written directions of our board of directors or other superiors; any material breach by Mr. Mills of certain representations, warranties or covenants set forth in the employment agreement; willful misconduct or gross negligence that results, in the determination of our board of directors, in damage to the interests of B&G Foods and our subsidiaries or other affiliates; or any material breach of certain covenants relating to the place of performance of Mr. Mills’s duties. Mr. Mills will be considered to be terminated without cause if he resigns because we have substantially changed or altered Mr. Mills’s authority or duties so as to effectively prevent him from performing the duties of the President and Chief Executive Officer, or require that his office be located at and/or principal duties be performed at a location more than 45 miles from the present headquarters located in Parsippany, New Jersey. In this event, Mr. Mills must notify us within 30 days and must allow us 30 days to restore his duties.

Mr. Mills will also be considered to be terminated without cause if he terminates his employment following a change in control if after the change in control he is not the President and Chief Executive Officer with duties and responsibilities substantially equivalent to those described in the employment agreement or is not entitled to substantially the same benefits as set forth in the employment agreement. In this event, Mr. Mills must give us written notice of his resignation within 90 days after the change in control.

Annual Bonus Awards. Commencing with the fiscal 2027 performance period, Mr. Mills will be eligible to earn additional annual incentive compensation under our annual bonus plan, in amounts ranging from 25% of his base salary at “threshold” to 100% of his base salary at “target” to 200% of his base salary at “maximum,” if performance benchmarks, as defined in the annual bonus plan, are met.

Long-Term Incentive Awards. Mr. Mills is also entitled to participate in B&G Foods’ long-term incentive plans, as shall be adopted and/or modified from time to time by the compensation committee. Mr. Mills is eligible to earn long-term incentive awards (LTIAs) as a percentage of his base salary on the grant date of such awards, with such percentage to be determined by the compensation committee. For performance share LTIAs, the percentages of base salary that it is anticipated Mr. Mills will be eligible to earn based on performance range from 50.0% at “threshold” to 100.0% at “target” to 250.0% at “maximum,” as such terms are defined in the awards. On August 10, 2026, Mr. Mills received for the 2025 to 2027 and 2026 to 2028 performance periods, performance share LTIAs, in each case subject to the performance goals appliable to all other participants who already received performance share LTIAs for the 2025 to 2027 and 2026 to 2028 performance periods. The number of shares Mr. Mills is eligible to earn (subject to achievement of the performance goals) for the 2025 to 2027 and 2026 to 2028 performance periods was determined based on the 30-day average closing stock prices that were used to determine the number of shares that could be earned for the other participants that received performance share LTIAs for the 2025 to 2027 and 2026 to 2028 performance periods, and was otherwise calculated and, if earned, will be paid generally consistent with the threshold, target and maximum percentages set forth above and the other mechanics applicable to other participants who received performance share LTIAs for the 2025 to 2027 and 2026 to 2028 performance periods.

Other Benefits. Mr. Mills is also entitled to (1) receive individual disability and life insurance coverage, (2) receive other executive benefits, including a car allowance of $10,000 per year and a mobile phone allowance, (3) participate in all employee benefit plans maintained by B&G Foods for our executive officers, and (4) receive other customary employee benefits.

Severance Benefits. In the case of termination by us without cause, termination by us due to Mr. Mills’s disability or death, or a resignation by Mr. Mills described above that is considered to be a termination by us without cause (including upon a change of control subject to the occurrence of the second trigger described above), the employment agreement provides that he will receive the following severance benefits, in addition to accrued and unpaid compensation and benefits, for a severance period of one year: (1) salary continuation payments for each year of the severance period in an amount per year equal to 100% of his then current annual salary, (2) continuation during the severance period of medical, dental, life insurance and disability insurance for Mr. Mills, his spouse and his dependents, or if the continuation of all or any of the benefits is not available because of his status as a terminated employee, a payment equal to the cost to our company as if he were not a terminated employee of the excluded benefits, and (3) outplacement services. The severance period will be increased to two years after the date of termination of employment if Mr. Mills terminates his employment following a change in control upon the occurrence of the second trigger described above or if we terminate Mr. Mills’s employment without cause within one year following a change of control.

No Excise Tax Gross-Up. Mr. Mills is not entitled to any “golden parachute” excise tax gross-up payments under the employment agreement or any other agreement or plan with our company.

Non-Competition Agreement. During Mr. Mills’s employment and for one year after the effective date of termination of the employment agreement by Mr. Mills or B&G Foods for any reason, Mr. Mills has agreed that he will not directly or indirectly, be employed by or otherwise provide services to any food manufacturer operating in the United States of America which engages in activities directly competitive with any significant activities conducted by our company or our subsidiaries or other affiliates whose principal business operations are in the United States of America.

A copy of the employment agreement is attached to this report as Exhibit 10.2 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 5, 2026, we issued a press release announcing the retirement of Mr. Keller as President, Chief Executive Officer and a member of our board of directors, effective August 7, 2026.  On August 10, 2026, we issued a press release announcing the appointment of Mr. Mills as President and Chief Executive Officer, effective August 10, 2026.  The information contained in the press releases, which are attached to this report as Exhibits 99.1 and 99.2, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

10.1	Retirement Agreement, dated as of August 7, 2026, between Kenneth C. “Casey” Keller and B&G Foods, Inc.

10.2	Employment Agreement, dated as of August 10, 2026, between Robert D. Mills and B&G Foods, Inc.

99.1	Press Release dated August 5, 2026, furnished pursuant to Item 7.01

99.2	Press Release dated August 10, 2026, furnished pursuant to Item 7.01

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: August 11, 2026	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary